Exhibit 10.17

Dynex Capital, Inc.
2016 Annual Base Salaries for Executive Officers

The 2016 annual base salaries for Dynex Capital, Inc.’s executive officers are as follows:

Thomas B. Akin, Executive Chairman	$500,000*

Byron L. Boston, Chief Executive Officer, President
and Co-Chief Investment Officer     $675,000

Stephen J. Benedetti, Executive Vice President, Chief
Financial Officer and Chief Operating Officer    $375,000

Smriti L. Popenoe, Executive Vice President and
Co-Chief Investment Officer     $408,000

*To be prorated for service through 2016 Annual Meeting of Shareholders.